UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

CHUMA HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-53447	20-5893809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8484 Wilshire Blvd. Ste. 510 Beverly Hills, CA	90211
(Address of principal executive offices)	(Zip Code)

(800) 841-6057
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement

License Agreement

Chuma Holdings, Inc. (the “Company”) entered into a License Agreement (the “Agreement”), dated as of December 21, 2015, by and between the Company, and Alex Abellan, an individual (“Licensor”).

Licensor, through Bong City Enterprises, Ltd., owns the trademark registration, “Bong City” (the “Trademark”), in Canada, and is the owner of the pending trademark application for “Bong City” with the United States Patent and Trademark Office. Pursuant to the Agreement, Licensor has granted the Company a non-exclusive, non-transferable license to use the Trademark for a period of two (2) years, commencing on December 22, 2015, through December 22, 2017, used in connection with the sale of certain products.

In consideration of Licensor granting the license to the Company, Licensor shall receive a four percent (4%) royalty on all sales on products that the Company sells using the Trademark in the state of California.

A copy of the Agreement is attached hereto in its entirety as Exhibit 10.1 to this Form 8-K, and is incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.

Description.

10.1

License Agreement, dated as of December 21, 2015, by and between Chuma Holdings, Inc., and Alex Abellan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                                                                                      CHUMA HOLDINGS, INC.

Date: December 28, 2015                                                                                                                                                                                                                         By:/s/ Paul Shively

                                                                                                                                                                                                                                                                  Paul Shively, Chief Financial Officer